UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 1, 2006

Prosoft Learning Corporation

(Exact name of registrant as specified in its charter)

Nevada	000-21535	87-0448639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

410 N. 44th Street, Suite 600, Phoenix, Arizona	85008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(602) 794-4199

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.03 BANKRUPTCY OR RECEIVERSHIP.

On April 12, 2006, Prosoft Learning Corporation, together with its ComputerPREP Inc. subsidiary (collectively the “Company”), filed petitions for relief under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the District of Arizona (the “Bankruptcy Court”). On June 1, 2006, the Bankruptcy Court entered an order (the “Confirmation Order”) approving and confirming the Plan of Reorganization Proposed by Prosoft Learning Corporation, et al dated April 27, 2006 (the “Plan of Reorganization” or the “Plan”). The effective date of the Plan of Reorganization is anticipated to be on or about June 12, 2006 (the “Effective Date”). A copy of the Plan of Reorganization as confirmed and the Confirmation Order are attached as Exhibits 2.1 and 2.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The following is a summary of the material features of the Plan. This summary only highlights certain of the substantive provisions of the Plan of Reorganization and is not intended to be a complete description of, nor a substitute for, the Plan of Reorganization. This summary is qualified in its entirety by reference to the full text of the Plan of Reorganization.

The Plan of Reorganization provides (among other things) that all equity interests of the Company, including without limitation, common or preferred stock, and any warrants, option rights, conversion rights, rights of first refusal, causes of action, or other rights (contractual or otherwise) to acquire or receive any stock or other equity ownership interests in the Company (collectively the “Existing Capital Stock”) shall be cancelled and terminated as of the Effective Date, and Reorganized Prosoft will be formed. The holders of the Existing Capital Stock shall not receive any equity or other interest in Reorganized Prosoft and shall not receive any payment or other consideration in exchange for the Existing Capital Stock. Pursuant to the terms of the Acquisition and Reorganization Agreement dated April 12, 2006 by and among Prosoft Learning Corporation, ComputerPREP, Inc. and VCampus Corporation (the “Acquisition and Reorganization Agreement”), VCampus Corporation will acquire all of the new common stock of Reorganized Prosoft in exchange for payment of the purchase price. The consideration received from VCampus, together with all assets, rights and property of the Company not transferred to Reorganized Prosoft, shall be transferred and assigned to the Liquidating Trust. The Liquidating Trust will administer and distribute the purchase price and any assets not transferred to Reorganized Prosoft in accordance with the terms of the Plan and the Acquisition and Reorganization Agreement.

Other than those debts or executory contracts specifically assumed by Reorganized Prosoft, or as otherwise provided in the Plan, all existing debts and claims or any kind of the Company shall be discharged, released and terminated.

As of June 1, 2006, and prior to giving effect to the Plan of Reorganization, the Company estimated the total value of its assets at $1,211,000 and its liabilities at $5,632,000.

As of June 1, 2006, 4,776,336 shares of common stock of the Company were issued and outstanding.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

2.1 Amended Plan of Reorganization Proposed by Prosoft Learning Corporation, et al dated April 27, 2006.

2.2 Findings of Fact, Conclusions of Law and Order Confirming Chapter 11 Plan re Prosoft Learning Corporation, et al.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 5, 2006	Prosoft Learning Corporation (Registrant)

	By:	/s/ Tom D. Benscoter
Tom D. Benscoter,
Chief Financial Officer